Exhibit 99.1

FOR IMMEDIATE RELEASE

Veritone Closes Acquisition of Broadbean

Accelerates AI Leadership in Global Talent Acquisition and Recruiting

Veritone HR Solutions delivers powerful suite of AI-enabled recruitment solutions to enhance operational efficiency, automation and data-driven hiring decisions for employers

DENVER –– June 14, 2023 –– Veritone, Inc. (NASDAQ: VERI) (“Veritone” or the “Company”), a leader in enterprise AI software and services, today announced it has closed the acquisition of Broadbean, a global leader of software as a service (SaaS) technology that makes talent acquisition and engagement more efficient, from CareerBuilder.

The close of the acquisition is expected to significantly strengthen Veritone's AI-driven human resources solutions suite, building on the Company’s previous acquisition of PandoLogic. With Broadbean’s distribution software, extensive network and robust data set integrated with Veritone’s programmatic and conversational AI technology, Veritone HR Solutions will deliver the benefits of advanced recruitment marketing technologies to customers worldwide. Integrating programmatic capabilities into Broadbean’s distribution platform will allow employers of all sizes to benefit from job distribution at the individual job level, save time on posting their jobs to individual publishers and pilot these capabilities on a smaller scale.

Total consideration paid was $52 million in cash on a cash and debt-free basis, subject to certain adjustments in the purchase agreement. Before synergies, the acquisition is expected to be immediately additive to Veritone’s operations and, on a standalone basis, is expected to generate SaaS and GAAP revenues of over $35 million on an annualized basis, of which approximately $30 million is subscription-based with attractive margins.

“The Broadbean acquisition accelerates Veritone’s mission to disrupt and modernize attractive market verticals -- including the global talent acquisition and staffing technology and services market, which is forecasted to be $196 billion by 2028(1) -- by leveraging AI-based automation, optimization and intelligence at global scale,” said Ryan Steelberg, President and Chief Executive Officer of Veritone. “The lifeblood of AI is data. The combination of Broadbean’s data set of over 5 billion job advertising performance data points from its installed base of over 3,000 customers and 100 ATS partners and Veritone’s AI-enabled recruitment technology solutions, positions Veritone to further enhance recruitment insights for customers and scale AI-driven enhancements across its business.”

George LaRocque, market analyst and founder of WorkTech, commented, “This acquisition is further evidence of what we’re seeing in the market as organizations seek to leverage the possibilities of AI.”

Steelberg added, “As we take advantage of Broadbean's extensive integrations, we envision many exciting attribution and down-funnel opportunities that we will continue to investigate, invest in and ultimately bring to market.”

(1) Future Market Insights

To learn more, visit: veritone.com/broadbean-acquisition

About Veritone

Veritone (NASDAQ: VERI) is a leader in artificial intelligence (AI) solutions. Serving organizations in both commercial and regulated sectors, Veritone’s software, services, and industry applications simplify data management, empowering the largest and most recognizable brands in the world to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models to transform audio, video and other data sources into actionable intelligence. Through its robust partner ecosystem and professional and managed services, Veritone develops and builds AI solutions that solve problems of today and tomorrow.

To learn more, visit Veritone.com.

Safe Harbor Statement

This press release contains forward-looking statements, including without limitation, statements regarding the Broadbean acquisition, the expected benefits of the Broadbean acquisition and the impact of such developments on the Veritone’s business and results of operations. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, Veritone’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, potential adverse reactions or changes to business or employee relationships as a result of the Broadbean acquisition; the response of competitors to the Broadbean acquisition; the ultimate difficulty, timing, cost and results of integrating the operations of Veritone and Broadbean; the effects of the business combination of Veritone and Broadbean, including the combined company’s future financial condition, results of operations, strategy and plans, which are difficult or impossible to predict accurately and many of which are beyond the control of Veritone. Certain of these judgments and risks are discussed in more detail in the Veritone’s Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by Veritone or any other person that Veritone’s objectives or plans will be achieved. The forward-looking statements contained herein reflect Veritone’s beliefs, estimates and predictions as of the date hereof, and Veritone undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:
Mike Zemetra
Chief Financial Officer
Veritone, Inc.
investors@veritone.com

IR Agency Contact:
Stefan Norbom
Prosek Partners
203-644-5475
snorbom@prosek.com

Media Contacts:
Valerie Christopherson or Lora Metzner
Global Results Comms (GRC)
949-608-0276
Veritone@globalresultspr.com